Exhibit 99.1

Injection Molding Sheet Metal Fabrication CNC Machining 3D Printing

Protolabs Announces Dan Schumacher as Chief Financial Officer

MINNEAPOLIS, MINN.—June 6, 2022— Protolabs (NYSE: PRLB), a leading online and technology-enabled digital manufacturer has announced Dan Schumacher as its new Chief Financial Officer (CFO) effective immediately.

“I am very excited to officially welcome Dan as our new CFO", said Rob Bodor, President and CEO at Protolabs. “During his time at Protolabs he has been a tremendous asset to our company and his knowledge and leadership will help us continue to grow Protolabs in the years to come.”

Schumacher was currently serving as interim CFO at Protolabs, where he has overseen the company’s investor relations for nearly five years in various leadership roles including Vice President of Investor Relations and FP&A. Before joining Protolabs, he held financial leadership roles at Stratasys and Rockwell Automation for more than a decade.

“I’ve witnessed firsthand the evolution of Protolabs as a leader in the digital manufacturing space and I am honored to have the opportunity to help the company remain well-positioned atop such an innovative industry with so much growth potential,” said Schumacher.

About Protolabs
Protolabs is the world’s leading provider of digital manufacturing services. The e-commerce-based company offers injection molding, CNC machining, 3D printing, and sheet metal fabrication to product developers, engineers, and supply chain teams across the globe. Protolabs serves customers using in-house production capabilities that bring unprecedented speed in tandem with Hubs, a Protolabs Company, which serves customers through its network of premium manufacturing partners. Together, they help companies bring new ideas to market with the fastest and most comprehensive digital manufacturing service in the world. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact

Protolabs

Dan Schumacher, 763-479-7240

CFO

daniel.schumacher@protolabs.com

Media Contact

Protolabs

Brent Renekke, 763-479-7719

Director of Marketing Communications

will.martin@protolabs.com